UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 19, 2011
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On August 19, 2011, the Board of Directors of Commercial Metals Company (the “Company”), pursuant to applicable provisions of the Company’s Restated Certificate of Incorporation and Second Amended and Restated Bylaws, voted to increase the size of the Board of Directors from ten persons to eleven persons, and appointed Joseph Alvarado to serve as a director of the Company, effective September 1, 2011. Mr. Alvarado will be a Class II director and will stand for re-election at the Company’s next annual meeting of stockholders. Mr. Alvarado’s appointment as a director coincides with his assumption of the role of President and Chief Executive Officer of the Company on September 1, 2011, which was previously disclosed on a Form 8-K filed by the Company on May 27, 2011. Mr. Alvarado has not been, and is not expected to be, named to any of the Audit, Compensation, Nominating and Corporate Governance or Finance committees of the Board of Directors and will not receive any additional compensation for his service as a director.
     Mr. Alvarado has been the Company’s Chief Operating Officer since April 2010 and was promoted to the position of President on April 6, 2011. From 2004 to 2007, Mr. Alvarado was employed as President and Chief Operating Officer of Lone Star Technologies, Inc., a Dallas, Texas-based manufacturer and marketer of alloy and carbon welded oil country tubular goods and line pipe. In 2007, U.S. Steel, a steel producer, acquired Lone Star Technologies, Inc. and named Mr. Alvarado President, U.S. Steel Tubular Products.
     There are no arrangements or understandings between Mr. Alvarado and any other persons pursuant to which Mr. Alvarado was named a director of the Company. Mr. Alvarado does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Alvarado has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.
     Mr. Alvarado is being appointed to fill a newly created vacancy on the Board of Directors. In connection with the 2012 annual meeting of stockholders, Mr. Alvarado is expected to be nominated for election as a director for the seat currently held by Mr. Robert D. Neary, who is also a Class II director and who, as previously disclosed, will not be a nominee for re-election due to his retirement at the end of this term. Also in connection with the Company’s 2012 annual meeting of stockholders, the newly created vacancy in Class II will be automatically eliminated, reducing the total size of the Board of Directors and the number of Class II directors by one and leaving the size of the full Board of Directors at ten.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: August 25, 2011	By:	/s/ Ann J. Bruder
		Name:	Ann J. Bruder
		Title:	Senior Vice President of Law, Government Affairs and Global Compliance, General Counsel and Corporate Secretary